Exhibit 10.1

CONVERTIBLE DEBENTURE CONVERSION AGREEMENT

THIS CONVERTIBLE DEBENTURE CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of the 11th day of August, 2023 (“Effective Date”) by and between PetVivo Holdings, Inc., a Nevada corporation (the “Company”), and the individual listed on the signature page hereto (the “Debenture Holder”).

WHEREAS, the Debenture Holder holds a Convertible Debenture issued by the Company on July 26, 2023 in the principal amount set forth on the signature page hereto (the “Debenture”), convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a conversion rate of one share of Common Stock for the greater of i) the per Share price at which the Company sells Shares of the Company Common Stock in the Qualified Financing; or ii) One Dollar and Sixty Cents ($1.60) (the “Original Conversion Rate”);

WHEREAS, in consideration of the Debenture Holder’s agreement to voluntarily and immediately convert the entire outstanding balance of the Debenture prior to the closing date of the Debenture, respectively, the Company agrees to i) adjust the Original Conversion Rate to one share of Common Stock for each $1.50 of principal and an amount equal to six months of interest (the “New Conversion Rate”), and ii) grant a warrant to the Debenture Holder providing the right to purchase ___________ (_____ shares of common stock at any time after six months from the date of issuance and prior to the third year anniversary of the Effective Date at a price of Two Dollars ($2.00) per share (“Warrant”).

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1. Conversion of Debenture; Change in Exercise Price. Subject to the terms and conditions set forth herein, upon receipt by the Company of this Agreement signed by Debenture Holder (the “Closing Date”) all of the outstanding principal amount and an amount equal to six months of interest will automatically convert into the number of shares of the Company’s Common Stock as determined based on the New Conversion Rate. Furthermore, the Debenture Holder will receive the Warrant providing the right to purchase up to Two Hundred Ten Thousand (210,000) shares of common stock at any time after six months from the date of issuance and prior to the third year anniversary of the Effective Date at a price of Two Dollars ($2.00) per share.

2. Manner of Conversion/Termination of Debenture. On the Closing Date, the Company shall issue and deliver to the Debenture Holder, or to such other party as directed by the Debenture Holder, i) a certificate or certificates or other document evidencing the shares of Common Stock issued upon conversion as set forth in Section 1 of this Agreement, and ii) the Warrant providing the Debenture Holder the right to purchase up to _______________ (______) shares of common stock at any time after six months from the date of issuance and prior to the third year anniversary of the Effective Date at a price of Two Dollars ($2.00) per share. Upon receipt of such certificate or certificates or other document evidencing the shares of Common Stock by the Debenture Holder as well as receipt of such Warrant, the Debenture will be deemed paid in full and the accrued interest will be deemed satisfied, with no further obligations thereunder or for the borrowing evidenced by the Debenture, and all rights of the Debenture Holder under the Debenture shall cease and the Debenture Holder shall be deemed to be a holder of record of the shares of Common Stock of the Company into which the Debenture was converted as well as the holder of record of the Warrant. On the Closing Date, the Debenture Holder shall deliver to the Company the Debenture.

3. Representations of Debenture Holder. The Debenture Holder represents and warrants to the Company that: (i) Debenture Holder has, and at the time immediately prior to the Closing Date, it will have, good and valid title to the Debenture, free and clear of all liens, security interests, encumbrances, equities and claims, with no defects of title whatsoever and (ii) Debenture Holder is not a party to or bound by any agreement, or any judgment, decree or ruling of any governmental authority, affecting or relating to Debenture Holder’s right to convert the Debenture.

4. Unregistered Securities. The Debenture Holder understands that the shares of Common Stock to be issued hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that none of the shares of Common Stock to be issued hereunder may be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act. The Debenture Holder will not, directly or indirectly, voluntarily offer, sell, transfer, pledge, hypothecate or otherwise dispose of (or solicit any offers to purchase or otherwise acquire or take a pledge of) any shares of Common Stock to be issued hereunder unless (i) registered pursuant to the provisions of the Securities Act, or (ii) an exemption from registration is available under the Securities Act. The Debenture Holder has been advised that neither the Company nor the Company has an obligation, and does not intend, to cause any shares of Common Stock to be issued hereunder to be registered under the Securities Act, or to take any action necessary for the Debenture Holder to comply with any exemption under the Securities Act that would permit such shares of Common Stock to be issued hereunder to be sold by the Debenture Holder. The Debenture Holder understands that the legal consequences of the foregoing mean that the Debenture Holder must bear the economic risk of his investment in the Company for an indefinite period of time. The Debenture Holder further understands that, if the Debenture Holder desires to sell or transfer all or any part of the shares of Common Stock to be issued hereunder, the Company may require the Debenture Holder’s counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act. The Debenture Holder understands that the shares of Common Stock to be issued hereunder will bear substantially the following restrictive legend:

THE SHARES OF STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

5. Covenants. The Debenture Holder hereby covenants and agrees that for a period of at least six (6) months following the Closing Date, Debenture Holder shall not, without the prior consent of the Company, sell or otherwise dispose of, whether directly or indirectly, the Common Stock issued upon conversion pursuant to Section 1.

6. Waiver of Notice. The Company and the Debenture Holder hereby waive any and all notice required pursuant to the Debenture.

7. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the consummation of the transactions contemplated hereunder.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their legal representatives, successors, and assigns.

8. Non-waiver. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

9. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

IN WITNESS WHEREOF the parties have signed this instrument as of the date first set forth above.

PETVIVO HOLDINGS, INC.

By:

Name:	John Lai

Title:	Chief Executive Officer

DEBENTURE HOLDER:

Name:

Signature:

Principal Amount of Debenture: $
Interest Amount: $
Total Shares Issued:
Total Warrant Shares Issued: